UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2009

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 27, 2009, Erie Indemnity Company (the "Company") announced the appointment of Marcia A. Dall, 45, as Executive Vice President and Chief Financial Officer, effective March 30, 2009.

Ms. Dall comes from Cigna Corp., a global health services company, where she served as chief financial officer for the organization's Healthcare division. Prior to Cigna, she was a corporate officer for Genworth Financial, Inc., a former subsidiary of General Electric. Ms. Dall has held various leadership positions both in finance and operations throughout her career at General Electric.

See the press release announcing the appointment of Ms. Dall attached as exhibit 99.1.

In connection with Ms. Dall's appointment, she will receive annual compensation of $400,000 and a one time signing bonus of $100,000. She will participate in the Company's Annual Incentive Plan, Long-Term Incentive Plan and Supplemental Employee Retirement Plan. Ms. Dall will also participate in the various employee benefit programs offered by the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release text

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

March 27, 2009	By:	James J. Tanous

Name: James J. Tanous
Title: Executive Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release text